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                                                                      EXHIBIT 99

                         [TANDY BRANDS ACCESSORIES, INC. LOGO]


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
TANDY BRANDS ACCESSORIES, INC.                               LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                                               Harriet C. Fried
President/Chief Executive Officer                            Assistant Vice President
(817) 548-0090                                               (212) 838-3777
britt_jenkins@tandybrands.com                                harriet@lhai.com or www.lhai.com
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                         TANDY BRANDS ACCESSORIES, INC.
                       REPORTS SECOND QUARTER 2001 RESULTS

                     COMPANY ACQUIRES STAGG INDUSTRIES, INC.

ARLINGTON, TX, JANUARY 18, 2001 -- TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced financial results for the second fiscal quarter ended December 31, 2000.

For the second quarter of fiscal 2001, net sales totaled $56.8 million, as compared to net sales of $57.6 million for the same period in fiscal 2000. Net income for the second quarter totaled $2.8 million, or $0.51 per diluted share, versus $4.9 million, or $0.83 per diluted share, for the same period last year. In November of 1999, the company negotiated an early termination of its handbag licensing agreement with Jones New York. Both the three- and six-month prior year results included a one-time pre-tax benefit, including related costs, of $1.0 million from the termination of this license agreement. Excluding the benefit of the early license termination, net income for the second quarter of fiscal 2000 was $4.3 million, or $0.73 per diluted share.

For the six months ended December 31, 2000, net sales totaled $110.9 million, as compared to net sales of $110.8 million for the same period in the prior year. Net income for the six months decreased to $4.9 million, or $0.87 per diluted share, versus net income of $7.7 million, or $1.30 per diluted share for the comparable six-month period in fiscal 2000. Excluding the benefit of the early license termination, net income for the prior year six-month period was $7.0 million, or $1.20 per diluted share.

J.S.B. Jenkins, President and Chief Executive Officer, stated, "Although our quarterly earnings were $0.03 below the guidance we provided last quarter, we were generally pleased with our results for the quarter considering the difficult retail economy the majority of retailers unexpectedly experienced during the past holiday sales season. In addition to the difficult retail environment, the other key factors that impacted Tandy Brands' results during the second quarter of fiscal 2001 were a lower margin product sales mix and higher selling, general and administrative expenses. Sales from our men's division were below last year's levels due to the weak retail environment felt industry-wide as well as retail customer consolidations and bankruptcies. Although this shortfall was offset by strong women's product sales, these sales were lower in margin than our historical men's margin."


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Mr. Jenkins continued, "We are always looking for opportunities for sales and earnings growth. Today we are pleased to announce the acquisition of all outstanding equity interests of Stagg Industries, Inc. for a cash purchase price of $2.75 million, plus a contingent consideration of up to $250,000. Based in Birmingham, Alabama, Stagg has a long-standing reputation in the sale of men's and children's belts, neckwear, small leather goods and other accessories with distribution in the department and specialty retail segments of the market. As part of the transaction, Tandy Brands also repaid all of Stagg's outstanding debt of approximately $2.8 million. For its fiscal year ended April 30, 2000, Stagg generated sales of approximately $9.5 million. This acquisition, which we anticipate to be immediately accretive to earnings, provides a strong complement to our existing men's and children's accessory business and strengthens Tandy Brands' position in department and specialty stores."

Mr. Jenkins concluded, "A real positive for the first six months was the performance of our private label and Rolfs(R) handbag lines. With our current handbag placement success, we are excited about the upcoming launch of a Dockers(R) line of women's handbags, small leather goods and belts, which is on schedule for July 2001. We continue to be optimistic about Tandy Brands' future as we pursue growth opportunities through acquisitions such as our purchase of Stagg Industries, innovative product introductions, expansion of new product placement and development of additional distribution channels."

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' second quarter results in a conference call to be held today, Thursday, January 18th, at 11:00 a.m. EST. The dial-in number for the call is (888) 209-3793. For those who are unable to listen to the live broadcast, an audio replay of the call will be available beginning at 1:00 p.m. EST on January 18th through 1:00 p.m. on Thursday, January 25th, via telephone at (800) 6633-8284 or (858) 812-6440, reservation code #17623513.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the Rolfs(R) e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

                               (TABLES TO FOLLOW)


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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


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
                                                        Three Months Ended          Six Months Ended
                                                            December 31,              December 31,
                                                     ------------------------    ------------------------
                                                        2000          1999          2000          1999
                                                     ----------    ----------    ----------    ----------
Net sales                                            $   56,757    $   57,566    $  110,941    $  110,822
Cost of goods sold                                       36,567        35,901        71,855        70,273
                                                     ----------    ----------    ----------    ----------
     Gross margin                                        20,190        21,665        39,086        40,549

Selling, general and administrative expenses             13,437        12,920        26,943        25,587
Depreciation and amortization                             1,134           866         2,192         1,699
                                                     ----------    ----------    ----------    ----------
     Total operating expenses                            14,571        13,786        29,135        27,286
                                                     ----------    ----------    ----------    ----------

Operating Income                                          5,619         7,879         9,951        13,263

Interest expense                                         (1,000)         (922)       (2,021)       (1,815)
Royalty income and early termination of
   license agreement                                         17         1,043            34         1,074
                                                     ----------    ----------    ----------    ----------

Income before provision for income taxes                  4,636         8,000         7,964        12,522
Provision for income taxes                                1,788         3,107         3,081         4,861
                                                     ----------    ----------    ----------    ----------

Net income                                           $    2,848    $    4,893    $    4,883    $    7,661
                                                     ==========    ==========    ==========    ==========


Earnings per share                                   $     0.51    $     0.84    $     0.87    $     1.32

Earnings per share--assuming dilution                $     0.51    $     0.83    $     0.87    $     1.30


Common shares outstanding                                 5,578         5,802         5,595         5,799

Common shares outstanding--assuming dilution              5,582         5,868         5,604         5,871
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                         TANDY BRANDS ACCESSORIES, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                           December 31,     June 30,
                                                                              2000            2000
                                                                           ------------    ----------
ASSETS                                                                     (Unaudited)
Current assets:
     Cash and short-term investments                                       $        352    $      661
     Accounts receivable, net                                                    40,166        31,105
     Inventories                                                                 58,715        55,340
     Other current assets                                                         2,800         2,371
                                                                           ------------    ----------
          Total current assets                                                  102,033        89,477
                                                                           ------------    ----------

Fixed assets:
     Property, plant and equipment, at cost                                      23,786        22,317
     Accumulated depreciation                                                   (10,575)       (9,305)
                                                                           ------------    ----------
          Net property, plant and equipment                                      13,211        13,012
                                                                           ------------    ----------

Goodwill, less amortization                                                      10,957        11,410
Other noncurrent assets                                                           8,224         7,785
                                                                           ------------    ----------
          Total other assets                                                     19,181        19,195
                                                                           ------------    ----------

          TOTAL ASSETS                                                     $    134,425    $  121,684
                                                                           ============    ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                      $      7,329    $    6,547
     Accrued expenses                                                             5,973         4,004
                                                                           ------------    ----------
          Total current liabilities                                              13,302        10,551
                                                                           ------------    ----------

     Notes payable                                                               46,925        41,075
     Other noncurrent liabilities                                                   189           184
                                                                           ------------    ----------

          Total liabilities                                                      60,416        51,810
                                                                           ------------    ----------

Stockholders' equity:
     Common stock, $1 par value; 10,000,000 shares authorized; 5,817,406 shares and 5,808,968 shares issued as of December 31, 2000 and
         June 30, 2000, respectively                                              5,818         5,809
     Additional paid-in capital                                                  22,353        22,426
     Cumulative other comprehensive income                                         (512)         (479)
     Retained earnings                                                           48,444        43,560
     Treasury stock, at cost                                                     (2,094)       (1,442)
                                                                           ------------    ----------

          Total stockholders' equity                                             74,009        69,874
                                                                           ------------    ----------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $    134,425    $  121,684
                                                                           ============    ==========
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